Exhibit 99.1

News from Conduent FOR IMMEDIATE RELEASE	Conduent Incorporated 100 Campus Drive Florham Park, NJ. 07932 www.Conduent.com

Conduent Announces a Cash Tender Offer for Outstanding 10.5% Senior Notes due 2024

FLORHAM PARK, N.J., June 29, 2018 – Conduent Incorporated (NYSE: CNDT) (“Conduent” and, together with its consolidated subsidiaries, the “Company”) announced that Conduent Finance, Inc. and Conduent Business Services, LLC (the “Issuers”) commenced on June 28, 2018 a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 10.500% Senior Notes due 2024 (the “Notes”).

In conjunction with the Tender Offer, the Issuers have also commenced a solicitation of consents (the “Consent Solicitation” and, together with the Tender Offer, the “Offer”) to amend the indenture governing the Notes (the “Indenture”) to eliminate or modify substantially all the restrictive covenants as well as certain events of default and other provisions contained in the Indenture (collectively, the “Proposed Amendments”). Holders of a majority of the aggregate principal amount outstanding of the Notes are required to consent (the “Requisite Consents”) to the Proposed Amendments for them to become effective.

The Offer is being made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement (the “Offer to Purchase and Consent Solicitation”), June 28, 2018, and in the related Letter of Transmittal and Consent (together, the “Offer Documents”), which set forth a more detailed description of the terms of the Offer.

Holders of the Notes are urged to carefully read the Offer Documents before making any decision with respect to the Offer.

The following table summarizes certain material terms of the Offer:

CUSIP and/or ISIN Nos.	Outstanding Principal Amount	Title of Notes	Early Tender Payment(1)(2)	Tender Offer Consideration(1)(3)	Total Consideration(1)(3)
206786AA3 / US206786AA35 U20547AA0 / USU20547AA09	$510,000,000	10.500% Senior Notes due 2024	$50.00	$1,150.00	$1,200.00

(1)   Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)   Included in the Total Consideration for Notes tendered and accepted for purchase at or prior to the Early Tender Deadline.
(3)   Does not include accrued and unpaid interest that will be paid on the Notes accepted for purchase.

Holders who validly tender their Notes and deliver their consents pursuant to the Offer on or prior to 5:00 P.M., New York City time, on July 12, 2018, unless extended or earlier terminated as described in the Offer to Purchase and Consent Solicitation (the “Early Tender Deadline”), and who do not validly withdraw their Notes or do not validly revoke their consents, will be eligible to receive the total consideration (the “Total Consideration”), which includes an early tender payment equal to $50.00 per $1,000 principal amount of tendered Notes. For Notes that have been validly tendered and not validly withdrawn prior to the Early Tender Deadline, if we elect to utilize an early settlement option, settlement is expected to be promptly following the Early Tender Deadline and the satisfaction or waiver of the conditions to the Offer. If we do not elect to utilize the early settlement option, settlement is expected to be promptly following the Expiration Time (as defined below).

Holders who properly tender their Notes after the Early Tender Deadline and on or prior to the Expiration Time, and who do not validly withdraw their Notes, will be eligible to receive an amount equal to the Total Consideration less the $50.00 early tender payment per $1,000 principal amount of tendered Notes.

The Offer will expire at midnight, New York City time, on July 26, 2018, unless extended or earlier terminated as described in the Offer to Purchase and Consent Solicitation (the “Expiration Time”).

In addition, accrued and unpaid interest up to, but not including, the payment date of the Notes will be payable in cash on all validly tendered and accepted Notes.

The Issuers’ obligation to accept for purchase and to pay for any Notes validly tendered or consents validly delivered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation. Notes tendered and consents delivered pursuant to the Offer may be withdrawn at any time before the Early Tender Deadline.

The Issuers expressly reserve the right, in their sole discretion, subject to applicable law, to (1) terminate the Offer and not accept for payment any Notes or consents not theretofore accepted for purchase pursuant to the Offer for any reason, (2) waive any and all of the conditions of the Offer, (3) extend the Early Tender Deadline or the Expiration Time and (4) otherwise amend the terms of the Offer in any respect. If the Issuers make a material change in the terms of the Offer or the information concerning the Offer or waive a material condition of the Offer, the Issuers will disseminate additional offering materials and extend the Offer to the extent required by law. Until the Expiration Time, no assurance can be given that the Offer will be completed.

The Issuers reserve the absolute right, in their sole discretion, at any time and from time to time, to redeem, in accordance with the Indenture, repurchase or otherwise acquire any Notes outstanding following the Offer that are not purchased pursuant to the Offer. However, nothing in this press release should be construed as a notice of redemption with respect to the Notes.

The Company has retained Citigroup Global Markets Inc. to serve as dealer manager (the “Dealer Manager”) for the Offer. Questions regarding the terms of the Offer may be directed to the Dealer Manager by telephone at (800) 558-3745 or (212) 723-6106 or in writing at 388 Greenwich Street, 7th Floor, New York, New York 10013. Requests for documents may be directed to Global Bondholder Services Corporation, the information agent and tender agent for the Offer (the “Information Agent and Tender Agent”), by telephone at (866) 470-4200 or in writing at 65 Broadway, Suite 404, New York, New York 10006.

None of the Company, the dealer manager or the Information Agent and Tender Agent makes any recommendation in connection with the Offer. Holders must make their own decisions as to whether to tender their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any securities. The Offer is being made solely by means of the Offer to Purchase and Consent Solicitation dated June 28, 2018 and the related Letter of Transmittal and Consent. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Issuers by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Forward Looking Statements
This release contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Offer, the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, among others: competitive pressures; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; the effects of any acquisitions, joint ventures and divestitures by us; our ability to attract and retain key employees; our ability to attract and retain necessary technical personnel and qualified subcontractors; a decline in revenues from or a loss or failure of significant clients; our ability to estimate the scope of work or the costs of performance in our contracts; the failure to comply with laws relating to individually identifiable information and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; our ability to deliver on our contractual obligations properly and on time; our ability to renew commercial and government contracts awarded through competitive bidding processes; increases in the cost of telephone and data services or significant interruptions in such services; changes in tax and other laws and regulations; increased volatility or decreased liquidity in the capital markets, including any limitation on our ability to access the capital markets for debt securities, refinance our outstanding indebtedness or obtain bank financing on acceptable terms; the impact of terrorist acts, hostilities, natural disasters (including extreme weather) and pandemic viruses; changes in foreign exchange rates; our lack of an operating history as an independent publicly traded company; changes in U.S. GAAP or other applicable accounting policies; the other risks and uncertainties detailed in the section titled “Risk Factors”, the “Legal Proceedings” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of our Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

About Conduent
Conduent creates digital platforms and services for businesses and governments to manage millions of interactions every day for those they serve. We are leveraging the power of cloud, mobile and IoT, combined with technologies such as automation, cognitive and blockchain to elevate every constituent interaction, driving modern digital experiences that are more efficient, helpful and satisfying.

Conduent’s differentiated offerings touch millions of lives every day, including two-thirds of all insured patients in the U.S. and nearly nine million people who travel through toll systems daily. Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning – Conduent serves a majority of the Fortune 100 companies and more than 500 government entities.

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Media Contacts:
Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Relations Contact:
Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com

Conduent is a trademark of Conduent Incorporated in the United States and/or other countries.